As filed with the Securities and Exchange Commission on March 10, 2023

Registration No.  333-269993

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VERIS RESIDENTIAL, INC.

(Exact name of registrant as specified in its charter)

MARYLAND (State or Other Jurisdiction of Incorporation or Organization)	22-3305147 (I.R.S. Employer Identification Number)

VERIS RESIDENTIAL, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	22-3315804 (I.R.S. Employer Identification Number)

Harborside 3, 210 Hudson St., Ste. 400

Jersey City, New Jersey 07311

(732) 590-1010

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Taryn Fielder

Executive Vice President, General Counsel and Corporate Secretary

Veris Residential, Inc.

Harborside 3, 210 Hudson St., Ste. 400

Jersey City, New Jersey 07311

(732) 590-1010

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Blake Hornick, Esq.

Seyfarth Shaw LLP

620 Eight Avenue

New York, New York 10018

(212) 218-3338

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box.  ☐

Indicate by check mark whether each Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Veris Residential, Inc.:

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

Veris Residential, L.P:

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

EXPLANATORY NOTE

This Amendment No. 1 to the registration statement on Form S-3 (File No. 333-269993) of Veris Residential, Inc. and Veris Residential, L.P. is being filed solely to amend Item 16 of Part II thereof and to file revised exhibit 25.1 thereto.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS.

ITEM 16.   EXHIBITS.

See the Exhibit Index to this Registration Statement on Form S-3 which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Jersey City, State of New Jersey on this 10th day of March, 2023.

Veris Residential, Inc.
(Registrant)

By:	/s/ Amanda Lombard
Amanda Lombard
Chief Financial Officer (principal financial officer and principal accounting officer)

Veris Residential, L.P.
(Registrant) By: Veris Residential, Inc., Its General Partner

By:	/s/ Amanda Lombard
Amanda Lombard
Chief Financial Officer (principal financial officer and principal accounting officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

*	Chair of the Board	March 10, 2023
Tammy K. Jones

*	Chief Executive Officer and Director	March 10, 2023
Mahbod Nia	(principal executive officer)

/s/ Amanda Lombard	Chief Financial Officer	March 10, 2023
Amanda Lombard	(principal financial officer and principal accounting officer)

*	Director	March 10, 2023
Alan R. Batkin

*	Director	March 10, 2023
Frederic Cumenal

*	Director	March 10, 2023
A. Akiva Katiz

*	Director	March 10, 2023
Nori Gerardo Lietz

*	Director	March 10, 2023
Victor B. MacFarlane

*	Director	March 10, 2023
Howard S. Stern

*By:	/s/ Amanda Lombard
Amanda Lombard
Attorney-in-fact

INDEX TO EXHIBITS

Exhibit
Number	Exhibit Title

1.1	Form of Underwriting Agreement (1)

3.1	Articles of Restatement of Veris Residential, Inc. dated September 18, 2009 (filed as Exhibit 3.2 to the Company’s Form 8-K dated September 17, 2009 and incorporated herein by reference).

3.2	Articles of Amendment to the Articles of Restatement of Veris Residential, Inc. as filed with the State Department of Assessments and Taxation of Maryland on May 14, 2014 (filed as Exhibit 3.1 to the Company’s Form 8-K dated May 12, 2014 and incorporated herein by reference).

3.3	Articles Supplementary of Veris Residential, Inc. dated June 12, 2019 (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K dated June 17, 2019 and incorporated herein by reference).

3.4	Articles of Amendment to the Articles of Restatement of Veris Residential, Inc. as filed with the State Department of Assessments and Taxation of Maryland on December 7, 2021 (filed as Exhibit 3.1 to the Company’s Form 8-K dated December 7, 2021 and incorporated herein by reference).

3.5	Third Amended and Restated Bylaws of Veris Residential, Inc. dated December 10, 2021 (filed as Exhibit 3.2 to the Company’s Form 8-K dated December 7, 2021 and incorporated herein by reference).

3.6	Second Amended and Restated Agreement of Limited Partnership of Veris Residential, L.P. dated December 11, 1997 (filed as Exhibit 10.110 to the Company’s Form 8-K dated December 11, 1997 and incorporated herein by reference).

3.7	Amendment No. 1 to the Second Amended and Restated Agreement of Limited Partnership of Veris Residential, L.P. dated August 21, 1998 (filed as Exhibit 3.1 to the Company’s and the Operating Partnership’s Registration Statement on Form S-3, Registration No. 333-57103, and incorporated herein by reference).

3.8	Second Amendment to the Second Amended and Restated Agreement of Limited Partnership of Veris Residential, L.P. dated July 6, 1999 (filed as Exhibit 10.1 to the Company’s Form 8-K dated July 6, 1999 and incorporated herein by reference).

3.9	Third Amendment to the Second Amended and Restated Agreement of Limited Partnership of Veris Residential, L.P. dated September 30, 2003 (filed as Exhibit 3.7 to the Company’s Form 10-Q dated September 30, 2003 and incorporated herein by reference).

3.10	Fourth Amendment dated as of March 8, 2016 to Second Amended and Restated Agreement of Limited Partnership of Veris Residential, L.P. dated as of December 11, 1997 (Filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K dated March 8, 2016 and incorporated herein by reference).

3.11	Fifth Amendment dated as of April 4, 2017 to Second Amended and Restated Agreement of Limited Partnership of Veris Residential, L.P. dated as of December 11, 1997 (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K dated April 4, 2017 and incorporated herein by reference).

3.12	Sixth Amendment dated as of April 20, 2018 to Second Amended and Restated Agreement of Limited Partnership of Veris Residential, L.P., dated as of December 11, 1997 (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K dated April 20, 2018 and incorporated herein by reference).

3.13	Seventh Amendment dated as of March 13, 2019 to Second Amended and Restated Agreement of Limited Partnership of Veris Residential, L.P., dated as of December 11, 1997 (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K dated March 19, 2019 and incorporated herein by reference).

3.14	Eighth Amendment dated as of March 28, 2019 to Second Amended and Restated Agreement of Limited Partnership of Veris Residential, L.P., dated as of December 11, 1997 (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K dated March 28, 2019 and incorporated herein by reference).

3.15	Ninth Amendment, dated as of March 24, 2020, to Second Amended and Restated Agreement of Limited Partnership of Veris Residential, L.P., dated as of December 11, 1997 (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K dated March 26, 2020 and incorporated herein by reference).

3.16	Tenth Amendment, dated as of January 4, 2021, to Second Amended and Restated Agreement of Limited Partnership of Veris Residential, L.P., dated as of December 11, 1997 (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K dated January 4, 2021 and incorporated herein by reference).

3.17	Eleventh Amendment, dated as of December 10, 2021, to Second Amended and Restated Agreement of Limited Partnership of Veris Residential, L.P., dated as of December 11, 1997 (filed as Exhibit 3.3 to the Company’s Current Report on Form 8-K dated December 7, 2021 and incorporated herein by reference).

3.18	Certificate of Designation of 3.5% Series A Preferred Limited Partnership Units of Veris Residential, L.P. dated February 3, 2017 (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K dated February 3, 2017 and incorporated herein by reference).

3.19	Certificate of Designation of 3.5% Series A-1 Preferred Limited Partnership Units of Veris Residential, L.P. dated February 28, 2017 (filed as Exhibit 3.13 to the Company's Annual Report on Form 10-K for the year ended December 31, 2016 and incorporated herein by reference).

4.1	Form of common stock certificate (filed as Exhibit 4.1 to Post-Effective Amendment No. 1 to Veris Residential, Inc.’s registration statement on Form S-3 (File No. 333-44433) and incorporated herein by reference).

4.2	Form of common stock warrant agreement, including form of common stock warrant certificate.(1)

4.3	Form of Articles Supplementary for the preferred stock.(1)

4.4	Form of preferred stock certificate.(1)

4.5	Form of preferred stock warrant agreement, including form of preferred stock warrant certificate.(1)

4.6	Form of deposit agreement, including form of depositary receipt.(1)

4.7	Form of debt security.(1)

4.8	Indenture dated as of March 16, 1999, by and among Veris Residential, L.P., as issuer, Veris Residential, Inc., as guarantor, and Wilmington Trust Company, as trustee (filed as Exhibit 4.1 to Veris Residential, L.P.’s Form 8-K dated March 16, 1999 and incorporated herein by reference).

5.1#	Opinion of Seyfarth Shaw LLP regarding certain matters of law, including the validity of the debt securities being registered.

5.2#	Opinion of Ballard Spahr LLP regarding certain Maryland law matters, including the validity of the securities being registered.

8.1#	Opinion of Seyfarth Shaw LLP regarding tax matters.

23.1#	Consent of Seyfarth Shaw LLP (included in Exhibits 5.1 and 8.1).

23.2#	Consent of Ballard Spahr LLP (included in Exhibit 5.2).

23.3#	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.4#	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

24.1#	Power of Attorney.

25.1*	Statement of Eligibility of Trustee on Form T-1.

107#	Filing Fee Table.

* Filed herewith.

# Previously filed.

(1) To be filed by amendment or incorporated by reference in connection with an offering of securities registered hereunder.